EXHIBIT 32.1

    CERTIFICATION OF PRESIDENT (CHIEF OPERATING OFFICER) AND CHIEF FINANCIAL
             OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Operating Officer (COO) and the Principal Financial Officer (CFO) of SecureCare Technologies, Inc. (the "Company") each hereby certifies that to his knowledge on the date hereof:

         (1) The Quarterly Report on Form 10-QSB of the Company, for the quarter ended June 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


         Dated:  August 19, 2004       By: /s/ ROBERT WOODROW
                                           -------------------------------------
                                           Robert Woodrow,
                                           President and Chief Operating Officer

         Dated:  August 19, 2004       By: /s/ NEIL BURLEY
                                           -------------------------------------
                                           Neil Burley,
                                           Chief Financial Officer

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